Salomon Brothers Mortgage Securities VII, INC.  Mortgage Pass-Through
Certificates, Series 2002-HYB1
Schedule of Year-To-Date Principal and Interest Distributions to
Certificateholders for 2002
Class    Interest            Principal Paid   Realized      Ending Balance
         Distribution                         Losses
A1       586,087.36          16,628,278.66    0.00          29,921,721.34
A2       1,565,635.21        36,881,996.88    0.00          81,768,003.12
A3       2,102,634.89        36,638,635.01    0.00          117,837,364.99
A4       397,571.00          6,951,957.95     0.00          21,825,042.05
AR       0.51                100.00           0.00          0.00
B1       15,744.21           3,207.70         0.00          1,077,792.30
B2       10,486.43           2,136.48         0.00          717,863.52
B3       15,746.98           3,208.25         0.00          1,077,982.16
M1       65,569.32           13,358.98        0.00          4,488,641.02
M2       41,960.29           8,548.92         0.00          2,872,451.08
M3       20,972.87           4,272.98         0.00          1,435,727.02